Exhibit 3.57

State of Delaware

Secretary of State

Filed March 7, 2006

File No: SRV 060222948 - 3948731

CERTIFICATE OF FORMATION OF

MJM DESIGNER SHOES OF DELAWARE, LLC

This Certificate of Formation of MJM Designer Shoes of Delaware, LLC (the “LLC”) has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et. seq.).

FIRST. The name of the limited liability company formed hereby is MJM Designer Shoes of

Delaware, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o

Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the

State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400,

Wilmington, New Castle County, Delaware 19808.

FOURTH: This certificate is to become effective on April 2, 2006 at 12:01 am Eastern Standard

Time.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the 7th day of March, 2006.

By:	/s/ Cindy Rashed Reilly
Name:	Cindy Rashed Reilly
Title:	Authorized Person

State of Delaware

Secretary of State Filed March 7, 2006

File No: SRV 060222948 - 3948731

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 266

OF THE

DELAWARE GENERAL CORPORATION LAW

1. The name of the corporation immediately prior to filing this Certificate is MJM Designer

Shoes of Wilmington, Inc.

2. The date the Certificate of Incorporation was filed on is March 30, 2005.

3. The original name of the corporation as set forth in the Certificate of Incorporation is MJM

Designer Shoes of Wilmington, Inc.

4. The name of the limited liability company as set forth in the formation is MJM Designer

Shoes of Delaware, LLC.

5. The conversion has been approved in accordance with the provisions of Section 266.

6. The conversion is to become effective on April 2, 2006 at 12:01 am Eastern Standard Time.

Dated as of this 7th day of March, 2006.

MJM DESIGNER SHOES OF WILMINGTON, INC.

By	/s/ Paul Tang
Name:	Paul Tang
Title:	Executive Vice President

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